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                                                              EXHIBIT 10.59


                              PROMISSORY NOTE

$5,000,000.00                                                    May 5, 2000


    The undersigned eFAX.com, a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to JFAX.COM, Inc. (the "Lender"), or registered assigns, the principal sum of Five Million Dollars ($5,000,000.00), or such lesser amount as is set forth in Schedule 1 hereto, on the later of (i) August 31, 2000 and (ii) the date which is sixty (60) days following the date, if any, upon which the Lender terminates merger discussions with Borrower (other than following a breach by Borrower of its obligations under the letter of intent, dated as of April 5, 2000, between Borrower and Lender) prior to the execution of a definitive merger agreement or upon which any such definitive merger agreement is terminated as a result of a failure to obtain approval of the Lender's shareholders or as a result of a material breach by the Lender thereunder (the "Maturity Date"). The principal balance of this Note with respect to each Installment shall bear interest on such principal balance from the Installment Funding Date or Delayed Installment Funding Date, as the case may be, with respect to such Installment until the entire principal balance with respect to such Installment has been repaid in full, payable in arrears on the Maturity Date or such later date as the entire principal balance is repaid in full, at a rate per annum (based on a 365 day year for the actual number of days elapsed) equal to the lesser of 13% and the maximum allowable rate under applicable law. Interest shall be calculated based on a 360 day year, but for the actual number of days elapsed in each calendar month.

     This is the Note referred to in the Term Loan Agreement, dated as of May 5, 2000 (the "Loan Agreement"), between the Borrower and the Lender and its maturity is subject to acceleration, on the terms and conditions set forth therein. Any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

     Nothing in this Note or in the Loan Agreement or other related agreements shall obligate Borrower to pay, or allow Lender to receive, interest in excess of the maximum rate permitted by applicable law.


     This Note shall be secured by a security interest in, and pledge of, certain assets of the Borrower according to the terms of the


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Security Documents and any and all other security agreements with respect to the obligations hereunder between the Borrower and the Lender and any other future security interests between the Borrower and the Lender, and this Note and the holder hereof are entitled to all the benefits and security afforded thereby or referred to therein. Nothing herein shall be deemed to limit any of the terms or provisions of the security agreement contained in the Loan Agreement or in the Security Documents or any other future document, instrument or agreement between the Borrower and the Lender, and all of the Lender's rights and remedies hereunder and thereunder are cumulative.

     If this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close, the maturity hereof shall be extended to the next succeeding business day.

     The Borrower expressly waives any presentment, demand, protest or other notice of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.






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     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first written above.



                                       eFAX.com



                                      By:
                                          --------------------------
                                          Name:
                                          Title:


                                        3

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                                Principal Amount of Loan


   Installment Funding Date
             or
    Delayed Installment        Principal Amount of     Outstanding Principal
        Funding Date               Installment             Amount of Note
   ------------------------    -------------------     ----------------------


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